Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate February 4, 2021	Kenneth E. Webster Investor Relations 716-857-7067	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the first quarter of its 2021 fiscal year.

FISCAL 2021 FIRST QUARTER SUMMARY
•GAAP net income of $77.8 million, or $0.85 per share, which includes a $55.2 million non-cash, after-tax impairment of oil and gas properties, and a $37.0 million after-tax gain on the sale of the Company's timber properties, compared to GAAP net income of $86.6 million, or $1.00 per share, in the prior year.
•Adjusted operating results of $97.0 million, or $1.06 per share, compared to $87.4 million, or $1.01 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Adjusted EBITDA of $251.7 million, compared to $222.9 million in the prior year (see non-GAAP reconciliation on page 21).
•Pipeline & Storage segment Adjusted EBITDA of $58.1 million, an increase of 35% from the prior year.
•Gathering segment Adjusted EBITDA of $39.8 million, an increase of 35% from the prior year.
•E&P segment Adjusted EBITDA of $100.7 million, an increase of 9% from the prior year.
•E&P segment net production of 79.5 Bcfe, an increase of 21.1 Bcfe, or 36%, from the prior year, which includes the impact of the Company's Appalachian asset acquisition and approximately 4 Bcf of price-related natural gas curtailments.
•Average realized natural gas prices of $2.14 per Mcf, down $0.18 per Mcf from the prior year.
•Average realized oil prices of $49.91 per Bbl, down $13.01 per Bbl from the prior year.
•Utility segment completed its system modernization program for calendar year 2020, replacing over 150 miles of older vintage pipelines. While maintaining the Company's long-standing focus on the safety and reliability of its distribution network, this program has contributed to the more than 60% reduction in Utility greenhouse gas emissions since 1990.
•Company completed the sale of substantially all of its timber assets in Pennsylvania, with net proceeds of $104.6 million.
•Company is increasing its fiscal 2021 earnings guidance to a range of $3.65 to $3.95, an increase of $0.10 at the midpoint.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel had an excellent start to our fiscal 2021 on the strength of our recently completed Empire North expansion project and our Appalachian E&P and gathering acquisition. We continue to see the benefits of these newly acquired assets, with record production at Seneca driving meaningful earnings growth in our gathering segment and long-term, sustainable reductions in the cost structure of our upstream business.

As we continue to confront the COVID-19 pandemic, the safety of our employees, customers, and communities remains paramount to our daily operations across each of our businesses. National Fuel and its dedicated workforce have retained their focus on business continuity during this health crisis, and to date, the Company has not experienced any significant financial or operational impacts.

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Looking forward, we are well-positioned to execute on our near-term integrated growth opportunities, with preliminary construction activities on our FM100 expansion and modernization project – the largest in the Company’s history – expected to start in the next few weeks. This project, which will add more than $50 million in annual Pipeline and Storage revenues, further supports the integrated development of our prolific and highly-economic Marcellus and Utica assets and puts us on a path to generating meaningful consolidated free cash flow in fiscal 2022.

Additionally, we continue to make progress with our ESG disclosures and initiatives. Across our system, we're making investments that will reduce our operational and fugitive emissions. We're also aggressively promoting our Utility's conservation and energy efficiency programs to help lower the end-use emissions of our customers. Lastly, both on our own and through participation in programs like the Low Carbon Resources Initiatives, we're evaluating new low- and zero-carbon fuel sources and technologies. All of these initiatives make National Fuel well-positioned to play a meaningful and continued role in the decarbonization of the economy.”

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2020	2019
Reported GAAP Earnings	$77,774	$86,591
Items impacting comparability:
Impairment of oil and gas properties (E&P)	76,152	—
Tax impact of impairment of oil and gas properties	(20,980)	—
Gain on sale of timber properties (Corporate / All Other)	(51,066)	—
Tax impact of gain on sale of timber properties	14,069	—
Unrealized (gain) loss on other investments (Corporate / All Other)	1,298	1,019
Tax impact of unrealized (gain) loss on other investments	(272)	(214)
Adjusted Operating Results	$96,975	$87,396

Reported GAAP Earnings Per Share	$0.85	$1.00
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	0.60	—
Gain on sale of timber properties, net of tax (Corporate / All Other)	(0.40)	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.01	0.01
Adjusted Operating Results Per Share	$1.06	$1.01

FISCAL 2021 GUIDANCE UPDATE

National Fuel is revising its fiscal 2021 earnings guidance to reflect the results of the first fiscal quarter, along with updated commodity price and operating unit cost assumptions for the balance of the year. The Company is now projecting that earnings, excluding items impacting comparability, will be within the range of $3.65 to $3.95 per share, an increase of $0.10 per share from the midpoint of the Company’s prior guidance range. The increase from the Company’s prior earnings guidance reflects higher expected price realizations on Seneca’s oil production and lower expected exploration and production operating unit costs, partially offset by lower expected price realizations on Seneca’s natural gas production.

The Company is now assuming that NYMEX natural gas prices will average $2.75 per MMBtu for the remainder of fiscal 2021, a decrease of $0.25 per MMBtu from the $3.00 per MMBtu assumed in the previous guidance. Additionally, the Company is now assuming that WTI oil prices will average $52.50 per Bbl for the remainder of the year, a $15.00 increase from the $37.50 per Bbl assumed in the previous guidance. For guidance purposes, the Company’s updated projections approximate the current NYMEX forward markets for natural gas and oil and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

Seneca currently has firm sales contracts in place for 216 Bcf, or approximately 93% of its projected remaining fiscal 2021 Appalachian production, limiting its exposure to in-basin markets. Approximately 186 Bcf of those sales, or 80% of Seneca’s expected remaining Appalachian production, are either matched by a financial hedge, including a combination of
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swaps and no-cost collars, or were entered into at a fixed price. Additionally, Seneca has financial hedges in place for 1,079 Mbbl, or approximately 67%, of its expected remaining oil production for the fiscal year.

The Company’s other guidance assumptions remain largely unchanged from the previous guidance. Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2021 are outlined in the table on page 7.

DISCUSSION OF FIRST QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended December 31, 2020 is summarized in a tabular form on pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	December 31,
(in thousands)	2020	2019	Variance
GAAP Earnings	$(29,623)	$23,977	$(53,600)
Impairment of oil and gas properties, net of tax	55,172	—	55,172
Adjusted Operating Results	$25,549	$23,977	$1,572

Adjusted EBITDA	$100,744	$92,100	$8,644

Seneca’s first quarter GAAP earnings decreased $53.6 million versus the prior year. This was primarily driven by a non-cash, pre-tax impairment charge of $76.2 million ($55.2 million after-tax) to write-down the value of Seneca’s oil and natural gas reserves under the full cost method of accounting. This method requires Seneca to perform a quarterly “ceiling test” comparing the present value of future net revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. Seneca does not expect to incur impairment charges in the remaining quarters of fiscal 2021. Excluding this item, Seneca’s first quarter earnings increased $1.6 million.

Seneca produced 79.5 Bcfe during the first quarter, an increase of 21.1 Bcfe, or 36%, from the prior year, despite the impact of approximately 4 Bcf of price-related curtailments. The increase was primarily driven by higher natural gas production from the Company's fourth quarter fiscal 2020 acquisition of Appalachian upstream assets, as well as production from new Marcellus and Utica wells. Net production increased 16.4 Bcf to 45.7 Bcf in the Eastern Development Area ("EDA"), primarily due to higher production from the acquisition. Net production increased 5.0 Bcf to 29.9 Bcf in Seneca’s Western Development Area ("WDA"), primarily due to the ongoing development program in the region. Oil production for the first quarter decreased 38,000 Bbls, or 6%, from the prior year due to production declines in Seneca's Midway Sunset and Lost Hills areas as a result of reduced steam activity and delayed workover expenses in response to lower commodity prices in the second half of fiscal 2020. These declines were partially offset by new production brought on-line in Seneca’s Pioneer and Coalinga development areas.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.14 per Mcf, a decrease of $0.18 per Mcf from the prior year. Seneca's average realized oil price, after the impact of $6.43 per Bbl of
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hedging gains, was $49.91 per Bbl, a decrease of $13.01 per Bbl compared to the prior year. The decline in oil price realizations was due primarily to lower market prices for unhedged crude oil at local sales points in California.

Lease operating and transportation (“LOE”) expense increased $14.8 million primarily due to higher transportation costs in Appalachia from increased production and an increase in well repairs, as well as higher steam facility repairs and maintenance and steam fuel costs in California. LOE expense includes $46.7 million in intercompany expense for gathering and compression services used to connect Seneca’s Marcellus and Utica production to sales points along interstate pipelines. DD&A expense increased $1.2 million due largely to higher natural gas production, partially offset by the impact of ceiling test impairments recorded during fiscal 2020. Seneca's general and administrative ("G&A") expense increased $1.6 million due primarily to higher personnel costs.

On a unit of production basis, Seneca's combined G&A, LOE, other operation and maintenance ("O&M") expense, and Property, Franchise, and Other Taxes decreased $0.12 per Mcfe, or 10%, during the quarter.

Interest expense increased by $1.4 million from the prior year, primarily driven by additional long-term borrowings from the Company's long-term debt issuance in June 2020 that was used to fund a portion of the Company's Appalachian acquisition. The increase in Seneca's effective income tax rate was largely driven by an increase to a valuation allowance for deferred tax assets that was initially established in the second quarter of fiscal 2020.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2020	2019	Variance
GAAP Earnings	$24,183	$18,105	$6,078

Adjusted EBITDA	$58,134	$42,942	$15,192

The Pipeline and Storage segment’s first quarter GAAP earnings increased $6.1 million versus the prior year, with higher operating revenues partially offset by higher DD&A expense and higher interest expense. The increase in operating revenues of $15.5 million, or 22%, was largely due to an increase in Supply Corporation's transportation and storage rates effective February 1, 2020, in accordance with Supply Corporation's rate case settlement, coupled with new demand charges for transportation service from the Company's Empire North expansion project, which was placed in service near the end of the fourth quarter of fiscal 2020. The increase in DD&A expense of $3.9 million was primarily attributable to an increase in Supply Corporation's depreciation rates associated with its rate case settlement combined with incremental depreciation from the Empire North expansion project. The increase in interest expense of $3.6 million was primarily driven by additional long-term borrowings from the Company's long-term debt issuance in June 2020.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	December 31,
(in thousands)	2020	2019	Variance
GAAP Earnings	$20,550	$15,944	$4,606

Adjusted EBITDA	$39,793	$29,431	$10,362
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The Gathering segment’s first quarter GAAP earnings increased $4.6 million versus the prior year. The increase was primarily driven by higher operating revenues, which was partially offset by higher DD&A expense, higher O&M expenses and higher interest expense. Operating revenues increased $12.2 million, or 35%, primarily due to increased gathering throughput resulting from the Company's Appalachian acquisition in the fourth quarter of fiscal 2020 and from new Appalachian wells that were brought on-line. The increase in DD&A expense of $2.8 million was primarily attributable to incremental depreciation expense related to the recent Appalachian acquisition, as well as higher average depreciable plant in service compared to the prior year. Compression leasing expenses associated with the Appalachian acquisition were primarily responsible for the $1.9 million increase in O&M expense, partly offset by a decline in compressor station O&M expenses on Company owned facilities. The increase in interest expense of $1.9 million was primarily driven by additional long-term borrowings from the Company's long-term debt issuance in June 2020 that was used to fund a portion of the Appalachian acquisition.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2020	2019	Variance
GAAP Earnings	$23,037	$26,583	$(3,546)

Adjusted EBITDA	$56,968	$59,463	$(2,495)

The Utility segment’s first quarter GAAP earnings decreased $3.5 million versus the prior year primarily due to higher O&M expense and a higher effective income tax rate. The $2.4 million increase in O&M expense was primarily attributable to incremental expense recorded to increase the allowance for uncollectible accounts due to the potential for customer non-payment resulting from the current economic backdrop brought on by COVID-19, as well as higher personnel costs. Warmer than normal weather in Distribution's Pennsylvania service territory resulted in a decline in customer usage and margin, which was largely offset by higher revenues earned through the Company's system modernization tracking mechanism in its New York service territory. Weather in Distribution's Pennsylvania service territory was 11% warmer on average than last year, and 17% warmer than normal. The impact of weather variations on earnings in Distribution's New York service territory is largely mitigated by that jurisdiction's weather normalization clause. The increase in the Utility segment's effective income tax rate was primarily due to the non-recurring impact of permanent book versus tax differences.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated combined earnings of $39.6 million in the current year first quarter, which was a $37.6 million increase over combined earnings of $2.0 million generated in the prior-year first quarter. The increase was primarily driven by a gain recognized on the sale of the Company's timber properties of $51.1 million ($37.0 million after-tax). The Company completed the sale of substantially all of its timber assets in Pennsylvania on December 10, 2020 for net proceeds of $104.6 million. The proceeds from this sale were used to complete a reverse like-kind exchange in conjunction with the Company's fourth quarter fiscal 2020 Appalachian acquisition of certain upstream assets and midstream gathering assets.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, February 5, 2021, at 11 a.m. Eastern Time to discuss this announcement. Pre-registration is required to access the teleconference by phone in a listen-only mode by following this link: http://www.directeventreg.com/registration/event/9363257. To access the webcast, visit the Events Calendar under the News & Events page on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay of the conference call will be available approximately two hours following the teleconference at the same website link and by phone (toll-free) at 800-585-8367 using conference ID number “9363257”. Both the webcast and conference call replay will be available until the close of business on Friday, February 12, 2021.
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National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: the length and severity of the recent COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including disruptions due to the COVID-19 pandemic, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company's ability to complete planned strategic transactions; the Company's ability to successfully integrate acquired assets and achieve expected cost synergies; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2021. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the first quarter, including: (1) the after-tax impairment of oil and gas properties, which reduced earnings by $0.60 per share; (2) the after-tax gain on sale of timber properties, which increased earnings by $0.40 per share; and (3) the after-tax unrealized loss on other investments, which reduced earnings by $0.01 per share. While the Company expects to record additional adjustments to unrealized gain or loss on other investments during the nine months ending September 30, 2021, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2021 Guidance	Previous FY 2021 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$3.65 to $3.95	$3.55 to $3.85
Consolidated Effective Tax Rate	~ 26%	~ 26%

Capital Expenditures (Millions)
Exploration and Production	$350 - $390	$350 - $390
Pipeline and Storage	$250 - $300	$250 - $300
Gathering	$30 - $40	$30 - $40
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$720 - $830	$720 - $830

Exploration & Production Segment Guidance*

Commodity Price Assumptions
NYMEX natural gas price	$2.75 /MMBtu	$3.00 /MMBtu
Appalachian basin spot price (winter I summer)	$2.25 /MMBtu | $2.05 /MMBtu	$2.50 /MMBtu | $2.10 /MMBtu
NYMEX (WTI) crude oil price	$52.50 /Bbl	$37.50 /Bbl
California oil price premium (% of WTI)	96%	94%

Production (Bcfe)
East Division - Appalachia	295 to 320	290 to 320
West Division - California	~ 15	~ 15
Total Production	310 to 335	305 to 335

E&P Operating Costs ($/Mcfe)
LOE	$0.83 - $0.85	$0.83 - $0.86
G&A	$0.20 - $0.22	$0.21 - $0.23
DD&A	$0.58 - $0.62	$0.60 - $0.65

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$185 - $200	$185 - $200
Pipeline and Storage Segment Revenues	$330 - $340	$330 - $340

* Commodity price assumptions are for the remaining 9 months of the fiscal year.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2020 GAAP earnings	$23,977	$18,105	$15,944	$26,583	$1,982	$86,591

Items impacting comparability:
Unrealized (gain) loss on other investments					1,019	1,019
Tax impact of unrealized (gain) loss on other investments					(214)	(214)
First quarter 2020 adjusted operating results	23,977	18,105	15,944	26,583	2,787	87,396

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	39,164					39,164
Higher (lower) crude oil production	(1,885)					(1,885)
Higher (lower) realized natural gas prices, after hedging	(11,301)					(11,301)
Higher (lower) realized crude oil prices, after hedging	(5,791)					(5,791)

Midstream Revenues
Higher (lower) operating revenues		12,280	9,655			21,935

Downstream Margins***
Impact of usage and weather				(1,164)		(1,164)
System modernization tracker revenues				920		920
Higher (lower) energy marketing margins					(2,340)	(2,340)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(11,677)					(11,677)
Lower (higher) operating expenses	(1,806)		(1,470)	(1,956)	777	(4,455)
Lower (higher) depreciation / depletion	(935)	(3,052)	(2,185)			(6,172)

Other Income (Expense)
(Higher) lower other deductions		(510)			1,213	703
(Higher) lower interest expense	(1,132)	(2,859)	(1,510)		(346)	(5,847)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(3,163)	301	(18)	(1,358)	2,306	(1,932)

All other / rounding	98	(82)	134	12	(741)	(579)
First quarter 2021 adjusted operating results	25,549	24,183	20,550	23,037	3,656	96,975

Items impacting comparability:
Impairment of oil and gas properties	(76,152)					(76,152)
Tax impact of impairment of oil and gas properties	20,980					20,980
Gain on sale of timber properties					51,066	51,066
Tax impact of gain on sale of timber properties					(14,069)	(14,069)
Unrealized gain (loss) on other investments					(1,298)	(1,298)
Tax impact of unrealized gain (loss) on other investments					272	272
First quarter 2021 GAAP earnings	$(29,623)	$24,183	$20,550	$23,037	$39,627	$77,774

* Amounts do not reflect intercompany eliminations
** Drivers of operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2020 GAAP earnings per share	$0.28	$0.21	$0.18	$0.31	$0.02	$1.00
Items impacting comparability:
Unrealized (gain) loss on other investments, net of tax					0.01	0.01
First quarter 2020 adjusted operating results per share	0.28	0.21	0.18	0.31	0.03	1.01

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.43					0.43
Higher (lower) crude oil production	(0.02)					(0.02)
Higher (lower) realized natural gas prices, after hedging	(0.12)					(0.12)
Higher (lower) realized crude oil prices, after hedging	(0.06)					(0.06)

Midstream Revenues
Higher (lower) operating revenues		0.13	0.11			0.24

Downstream Margins***
Impact of usage and weather				(0.01)		(0.01)
System modernization tracker revenues				0.01		0.01
Higher (lower) energy marketing margins					(0.03)	(0.03)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.13)					(0.13)
Lower (higher) operating expenses	(0.02)		(0.02)	(0.02)	0.01	(0.05)
Lower (higher) depreciation / depletion	(0.01)	(0.03)	(0.02)			(0.06)

Other Income (Expense)
(Higher) lower other deductions		(0.01)			0.01	—
(Higher) lower interest expense	(0.01)	(0.03)	(0.02)		—	(0.06)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.03)	—	—	(0.01)	0.03	(0.01)

Impact of additional shares	(0.01)	(0.01)	(0.01)	(0.02)	—	(0.05)
All other / rounding	(0.02)	—	—	(0.01)	—	(0.03)
First quarter 2021 adjusted operating results per share	0.28	0.26	0.22	0.25	0.05	1.06

Items impacting comparability:
Impairment of oil and gas properties, net of tax	(0.60)					(0.60)
Gain on sale of timber properties, net of tax					0.40	0.40
Unrealized gain (loss) on other investments, net of tax					(0.01)	(0.01)
First quarter 2021 GAAP earnings per share	$(0.32)	$0.26	$0.22	$0.25	$0.44	$0.85

* Amounts do not reflect intercompany eliminations
** Drivers of operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2020	2019
Operating Revenues:
Utility and Energy Marketing Revenues	$189,466	$228,026
Exploration and Production and Other Revenues	192,035	167,193
Pipeline and Storage and Gathering Revenues	59,659	48,969
	441,160	444,188
Operating Expenses:
Purchased Gas	51,620	92,272
Operation and Maintenance:
Utility and Energy Marketing	44,886	43,256
Exploration and Production and Other	42,027	36,693
Pipeline and Storage and Gathering	28,098	25,885
Property, Franchise and Other Taxes	22,781	23,144
Depreciation, Depletion and Amortization	83,120	74,918
Impairment of Oil and Gas Producing Properties	76,152	—
	348,684	296,168
Gain on Sale of Timber Properties	51,066	—
Operating Income	143,542	148,020

Other Income (Expense):
Other Income (Deductions)	(2,176)	(3,040)
Interest Expense on Long-Term Debt	(32,256)	(25,443)
Other Interest Expense	(1,919)	(1,551)

Income Before Income Taxes	107,191	117,986

Income Tax Expense	29,417	31,395

Net Income Available for Common Stock	$77,774	$86,591

Earnings Per Common Share
Basic	$0.85	$1.00
Diluted	$0.85	$1.00

Weighted Average Common Shares:
Used in Basic Calculation	91,007,657	86,378,450
Used in Diluted Calculation	91,508,259	86,883,152

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2020	2020

ASSETS
Property, Plant and Equipment	$12,495,227	$12,351,852
Less - Accumulated Depreciation, Depletion and Amortization	6,503,561	6,353,785
Net Property, Plant and Equipment	5,991,666	5,998,067
Assets Held for Sale, Net	—	53,424

Current Assets:
Cash and Temporary Cash Investments	109,413	20,541
Receivables - Net	178,584	143,583
Unbilled Revenue	45,829	17,302
Gas Stored Underground	19,648	33,338
Materials, Supplies and Emission Allowances	51,694	51,877
Unrecovered Purchased Gas Costs	367	—
Other Current Assets	47,904	47,557
Total Current Assets	453,439	314,198

Other Assets:
Recoverable Future Taxes	117,431	118,310
Unamortized Debt Expense	11,870	12,297
Other Regulatory Assets	153,172	156,106
Deferred Charges	61,986	67,131
Other Investments	145,921	154,502
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	80,032	76,035
Fair Value of Derivative Financial Instruments	18,094	9,308
Other	81	81
Total Other Assets	594,063	599,246
Total Assets	$7,039,168	$6,964,935

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,152,710 Shares and 90,954,696 Shares, Respectively	$91,153	$90,955
Paid in Capital	1,004,369	1,004,158
Earnings Reinvested in the Business	1,028,844	991,630
Accumulated Other Comprehensive Loss	(79,741)	(114,757)
Total Comprehensive Shareholders' Equity	2,044,625	1,971,986
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,130,473	2,629,576
Total Capitalization	4,175,098	4,601,562

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	25,000	30,000
Current Portion of Long-Term Debt	500,000	—
Accounts Payable	96,905	134,126
Amounts Payable to Customers	5,823	10,788
Dividends Payable	40,560	40,475
Interest Payable on Long-Term Debt	45,350	27,521
Customer Advances	16,032	15,319
Customer Security Deposits	17,623	17,199
Other Accruals and Current Liabilities	154,377	140,176
Fair Value of Derivative Financial Instruments	4,513	43,969
Total Current and Accrued Liabilities	906,183	459,573

Deferred Credits:
Deferred Income Taxes	735,236	696,054
Taxes Refundable to Customers	357,354	357,508
Cost of Removal Regulatory Liability	234,641	230,079
Other Regulatory Liabilities	168,188	161,573
Pension and Other Post-Retirement Liabilities	124,097	127,181
Asset Retirement Obligations	192,682	192,228
Other Deferred Credits	145,689	139,177
Total Deferred Credits	1,957,887	1,903,800
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,039,168	$6,964,935

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2020	2019

Operating Activities:
Net Income Available for Common Stock	$77,774	$86,591
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Timber Properties	(51,066)	—
Impairment of Oil and Gas Producing Properties	76,152	—
Depreciation, Depletion and Amortization	83,120	74,918
Deferred Income Taxes	26,591	51,366
Stock-Based Compensation	3,933	3,266
Other	2,887	1,911
Change in:
Receivables and Unbilled Revenue	(63,606)	(58,655)
Gas Stored Underground and Materials, Supplies and Emission Allowances	13,873	6,985
Unrecovered Purchased Gas Costs	(367)	627
Other Current Assets	(251)	14
Accounts Payable	(541)	8,280
Amounts Payable to Customers	(4,965)	(573)
Customer Advances	713	683
Customer Security Deposits	424	(700)
Other Accruals and Current Liabilities	27,615	15,438
Other Assets	10,066	(28,259)
Other Liabilities	2,391	5,857
Net Cash Provided by Operating Activities	$204,743	$167,749

Investing Activities:
Capital Expenditures	$(183,301)	$(198,495)
Net Proceeds from Sale of Timber Properties	104,582	—
Other	11,849	5,212
Net Cash Used in Investing Activities	$(66,870)	$(193,283)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(5,000)	$84,600
Dividends Paid on Common Stock	(40,475)	(37,547)
Net Repurchases of Common Stock	(3,526)	(4,147)
Net Cash Provided by (Used in) Financing Activities	$(49,001)	$42,906

Net Increase in Cash, Cash Equivalents, and Restricted Cash	88,872	17,372
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	20,541	27,260
Cash, Cash Equivalents, and Restricted Cash at December 31	$109,413	$44,632

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2020	2019	Variance
Total Operating Revenues	$191,395	$165,939	$25,456

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	16,953	15,380	1,573
Lease Operating and Transportation Expense	65,581	50,800	14,781
All Other Operation and Maintenance Expense	3,671	2,958	713
Property, Franchise and Other Taxes	4,446	4,701	(255)
Depreciation, Depletion and Amortization	45,332	44,148	1,184
Impairment of Oil and Gas Producing Properties	76,152	—	76,152
	212,135	117,987	94,148

Operating Income (Loss)	(20,740)	47,952	(68,692)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(285)	(395)	110
Interest and Other Income	91	234	(143)
Interest Expense	(15,490)	(14,057)	(1,433)

Income (Loss) Before Income Taxes	(36,424)	33,734	(70,158)
Income Tax Expense (Benefit)	(6,801)	9,757	(16,558)
Net Income (Loss)	$(29,623)	$23,977	$(53,600)

Net Income (Loss) Per Share (Diluted)	$(0.32)	$0.28	$(0.60)

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2020	2019	Variance
Revenues from External Customers	$59,308	$48,969	$10,339
Intersegment Revenues	28,456	23,251	5,205
Total Operating Revenues	87,764	72,220	15,544

Operating Expenses:
Purchased Gas	13	(7)	20
Operation and Maintenance	21,173	20,930	243
Property, Franchise and Other Taxes	8,444	8,355	89
Depreciation, Depletion and Amortization	15,468	11,605	3,863
	45,098	40,883	4,215

Operating Income	42,666	31,337	11,329

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	125	(174)	299
Interest and Other Income	856	1,552	(696)
Interest Expense	(10,731)	(7,112)	(3,619)

Income Before Income Taxes	32,916	25,603	7,313
Income Tax Expense	8,733	7,498	1,235
Net Income	$24,183	$18,105	$6,078

Net Income Per Share (Diluted)	$0.26	$0.21	$0.05

	Three Months Ended
	December 31,
GATHERING SEGMENT	2020	2019	Variance
Revenues from External Customers	$351	$—	$351
Intersegment Revenues	46,658	34,788	11,870
Total Operating Revenues	47,009	34,788	12,221

Operating Expenses:
Operation and Maintenance	7,203	5,342	1,861
Property, Franchise and Other Taxes	13	15	(2)
Depreciation, Depletion and Amortization	7,904	5,138	2,766
	15,120	10,495	4,625

Operating Income	31,889	24,293	7,596

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(68)	(71)	3
Interest and Other Income	234	68	166
Interest Expense	(4,131)	(2,219)	(1,912)

Income Before Income Taxes	27,924	22,071	5,853
Income Tax Expense	7,374	6,127	1,247
Net Income	$20,550	$15,944	$4,606

Net Income Per Share (Diluted)	$0.22	$0.18	$0.04

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2020	2019	Variance
Revenues from External Customers	$188,901	$194,910	$(6,009)
Intersegment Revenues	100	1,915	(1,815)
Total Operating Revenues	189,001	196,825	(7,824)

Operating Expenses:
Purchased Gas	77,032	84,705	(7,673)
Operation and Maintenance	45,252	42,843	2,409
Property, Franchise and Other Taxes	9,749	9,814	(65)
Depreciation, Depletion and Amortization	13,994	13,630	364
	146,027	150,992	(4,965)

Operating Income	42,974	45,833	(2,859)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(6,684)	(6,764)	80
Interest and Other Income	738	950	(212)
Interest Expense	(5,452)	(5,673)	221

Income Before Income Taxes	31,576	34,346	(2,770)
Income Tax Expense	8,539	7,763	776
Net Income	$23,037	$26,583	$(3,546)

Net Income Per Share (Diluted)	$0.25	$0.31	$(0.06)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2020	2019	Variance
Revenues from External Customers	$1,110	$34,235	$(33,125)
Intersegment Revenues	20	177	(157)
Total Operating Revenues	1,130	34,412	(33,282)
Operating Expenses:
Purchased Gas	2,287	32,033	(29,746)
Operation and Maintenance	764	1,703	(939)
Property, Franchise and Other Taxes	8	142	(134)
Depreciation, Depletion and Amortization	386	203	183
	3,445	34,081	(30,636)
Gain on Sale of Timber Properties	51,066	—	51,066
Operating Income	48,751	331	48,420

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(4)	(69)	65
Interest and Other Income	185	278	(93)
Interest Expense	—	(18)	18

Income before Income Taxes	48,932	522	48,410
Income Tax Expense	11,372	151	11,221
Net Income	$37,560	$371	$37,189
Net Income Per Share (Diluted)	$0.41	$—	$0.41

	Three Months Ended
	December 31,
CORPORATE	2020	2019	Variance
Revenues from External Customers	$95	$135	$(40)
Intersegment Revenues	663	1,094	(431)
Total Operating Revenues	758	1,229	(471)
Operating Expenses:
Operation and Maintenance	2,599	2,644	(45)
Property, Franchise and Other Taxes	121	117	4
Depreciation, Depletion and Amortization	36	194	(158)
	2,756	2,955	(199)

Operating Loss	(1,998)	(1,726)	(272)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(923)	(775)	(148)
Interest and Other Income	38,979	31,073	7,906
Interest Expense on Long-Term Debt	(32,256)	(25,443)	(6,813)
Other Interest Expense	(1,535)	(1,419)	(116)

Income before Income Taxes	2,267	1,710	557
Income Tax Expense	200	99	101
Net Income	$2,067	$1,611	$456
Net Income Per Share (Diluted)	$0.03	$0.02	$0.01

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2020	2019	Variance
Intersegment Revenues	$(75,897)	$(61,225)	$(14,672)
Operating Expenses:
Purchased Gas	(27,712)	(24,459)	(3,253)
Operation and Maintenance	(48,185)	(36,766)	(11,419)
	(75,897)	(61,225)	(14,672)
Operating Income	—	—	—
Other Income (Expense):
Interest and Other Deductions	(35,420)	(28,947)	(6,473)
Interest Expense	35,420	28,947	6,473
Net Income	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2020		2019		(Decrease)

Capital Expenditures:
Exploration and Production	$81,339	(1)(2)	$126,918	(3)(4)	$(45,579)
Pipeline and Storage	43,723	(1)(2)	57,084	(3)(4)	(13,361)
Gathering	8,320	(1)(2)	9,838	(3)(4)	(1,518)
Utility	17,345	(1)(2)	17,165	(3)(4)	180
Total Reportable Segments	150,727		211,005		(60,278)
All Other	—		22		(22)
Corporate	39		185		(146)
Eliminations	154		—		154
Total Capital Expenditures	$150,920		$211,212		$(60,292)

(1)Capital expenditures for the quarter ended December 31, 2020, include accounts payable and accrued liabilities related to capital expenditures of $35.1 million, $11.2 million, $2.3 million, and $3.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2020, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the quarter ended December 31, 2020, exclude capital expenditures of $45.8 million, $17.3 million, $13.5 million and $10.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2020 and paid during the quarter ended December 31, 2020. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2020, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2020.
(3)Capital expenditures for the quarter ended December 31, 2019, include accounts payable and accrued liabilities related to capital expenditures of $62.3 million, $22.7 million, $5.3 million, and $3.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2019, since they represent non-cash investing activities at that date.

(4)Capital expenditures for the quarter ended December 31, 2019, exclude capital expenditures of $38.0 million, $23.8 million, $6.6 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2019 and paid during the quarter ended December 31, 2019. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2019, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2019.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended December 31,	Normal	2020	2019	Normal (1)	Last Year (1)

Buffalo, NY	2,253	1,921	2,232	(14.7)	(13.9)
Erie, PA	2,044	1,697	1,906	(17.0)	(11.0)

(1)Percents compare actual 2020 degree days to normal degree days and actual 2020 degree days to actual 2019 degree days.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2020	2019	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	75,669	54,284	21,385
West Coast	441	487	(46)
Total Production	76,110	54,771	21,339

Average Prices (Per Mcf)
Appalachia	$2.17	$2.16	$0.01
West Coast	5.03	4.98	0.05
Weighted Average	2.19	2.19	—
Weighted Average after Hedging	2.14	2.32	(0.18)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	—	—	—
West Coast	563	601	(38)
Total Production	563	601	(38)

Average Prices (Per Barrel)
Appalachia	$38.53	$54.49	$(15.96)
West Coast	43.48	62.63	(19.15)
Weighted Average	43.48	62.63	(19.15)
Weighted Average after Hedging	49.91	62.92	(13.01)

Total Production (MMcfe)	79,488	58,377	21,111

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.21	$0.26	$(0.05)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.83	$0.87	$(0.04)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.57	$0.76	$(0.19)

(1)Refer to page 13 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.57 and $0.57 per Mcfe for the three months ended December 31, 2020 and December 31, 2019, respectively.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Nine Months of Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	962,000	BBL	$57.35 / BBL
NYMEX	117,000	BBL	$51.00 / BBL
Total	1,079,000	BBL	$56.66 / BBL

Gas Swaps
NYMEX	114,630,000	MMBTU	$2.63 / MMBTU
No Cost Collars	21,150,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	55,788,503	MMBTU	$2.24 / MMBTU
Total	191,568,503	MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	540,000	BBL	$55.14 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	696,000	BBL	$54.21 / BBL

Gas Swaps
NYMEX	140,630,000	MMBTU	$2.65 / MMBTU
No Cost Collars	2,350,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	45,887,027	MMBTU	$2.24 / MMBTU
Total	188,867,027	MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.00 / BBL
Total	120,000	BBL	$50.00 / BBL

Gas Swaps
NYMEX	24,340,000	MMBTU	$2.55 / MMBTU
Fixed Price Physical Sales	38,313,018	MMBTU	$2.26 / MMBTU
Total	62,653,018	MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.30 / BBL
Total	120,000	BBL	$50.30 / BBL

Gas Swaps
NYMEX	1,150,000	MMBTU	$2.45 / MMBTU
Fixed Price Physical Sales	20,799,229	MMBTU	$2.25 / MMBTU
Total	21,949,229	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2020	2019	(Decrease)
Firm Transportation - Affiliated	29,964	34,667	(4,703)
Firm Transportation - Non-Affiliated	173,064	173,981	(917)
Interruptible Transportation	590	714	(124)
	203,618	209,362	(5,744)

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2020	2019	(Decrease)
Gathered Volume	87,135	64,392	22,743

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2020	2019	(Decrease)
Retail Sales:
Residential Sales	18,412	19,476	(1,064)
Commercial Sales	2,528	2,812	(284)
Industrial Sales	153	217	(64)
	21,093	22,505	(1,412)
Transportation	17,935	20,556	(2,621)
	39,028	43,061	(4,033)

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three months ended December 31, 2020 and 2019:

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2020	2019
Reported GAAP Earnings	$77,774	$86,591
Items impacting comparability:
Impairment of oil and gas properties (E&P)	76,152	—
Tax impact of impairment of oil and gas properties	(20,980)	—
Gain on sale of timber properties (Corporate/All Other)	(51,066)	—
Tax impact of gain on sale of timber properties	14,069	—
Unrealized (gain) loss on other investments (Corporate/All Other)	1,298	1,019
Tax impact of unrealized (gain) loss on other investments	(272)	(214)
Adjusted Operating Results	$96,975	$87,396

Reported GAAP Earnings per share	$0.85	$1.00
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	0.60	—
Gain on sale of timber properties, net of tax (Corporate/All Other)	(0.40)	—
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	0.01	0.01
Adjusted Operating Results Per Share	$1.06	$1.01

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2020 and 2019:

	Three Months Ended
	December 31,
(in thousands)	2020	2019
Reported GAAP Earnings	$77,774	$86,591
Depreciation, Depletion and Amortization	83,120	74,918
Other (Income) Deductions	2,176	3,040
Interest Expense	34,175	26,994
Income Taxes	29,417	31,395
Impairment of Oil and Gas Producing Properties	76,152	—
Gain on Sale of Timber Properties	(51,066)	—
Adjusted EBITDA	$251,748	$222,938

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$58,134	$42,942
Gathering Adjusted EBITDA	39,793	29,431
Total Midstream Businesses Adjusted EBITDA	97,927	72,373
Exploration and Production Adjusted EBITDA	100,744	92,100
Utility Adjusted EBITDA	56,968	59,463
Corporate and All Other Adjusted EBITDA	(3,891)	(998)
Total Adjusted EBITDA	$251,748	$222,938

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended
	December 31,
(in thousands)	2020	2019
Exploration and Production Segment
Reported GAAP Earnings	$(29,623)	$23,977
Depreciation, Depletion and Amortization	45,332	44,148
Other (Income) Deductions	194	161
Interest Expense	15,490	14,057
Income Taxes	(6,801)	9,757
Impairment of Oil and Gas Producing Properties	76,152	—
Adjusted EBITDA	$100,744	$92,100

Pipeline and Storage Segment
Reported GAAP Earnings	$24,183	$18,105
Depreciation, Depletion and Amortization	15,468	11,605
Other (Income) Deductions	(981)	(1,378)
Interest Expense	10,731	7,112
Income Taxes	8,733	7,498
Adjusted EBITDA	$58,134	$42,942

Gathering Segment
Reported GAAP Earnings	$20,550	$15,944
Depreciation, Depletion and Amortization	7,904	5,138
Other (Income) Deductions	(166)	3
Interest Expense	4,131	2,219
Income Taxes	7,374	6,127
Adjusted EBITDA	$39,793	$29,431

Utility Segment
Reported GAAP Earnings	$23,037	$26,583
Depreciation, Depletion and Amortization	13,994	13,630
Other (Income) Deductions	5,946	5,814
Interest Expense	5,452	5,673
Income Taxes	8,539	7,763
Adjusted EBITDA	$56,968	$59,463

Corporate and All Other
Reported GAAP Earnings	$39,627	$1,982
Depreciation, Depletion and Amortization	422	397
Gain on Sale of Timber Properties	(51,066)	—
Other (Income) Deductions	(2,817)	(1,560)
Interest Expense	(1,629)	(2,067)
Income Taxes	11,572	250
Adjusted EBITDA	$(3,891)	$(998)

Management defines free cash flow as funds from operations less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.